UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - SEPTEMBER 14, 2007

MANCHESTER INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-50477	98-0380409
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Crescent Court, 7th Floor
Dallas, Texas 75201
(Address of principal executive offices)

(214) 459-3230
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01:    Other Events.

Entry into Letter of Intent to Acquire Discovery Byrider and Brightstar Financial

On September 14, 2007, Manchester Inc. (“Manchester”) entered into a Letter of Intent with Jacksonville area based Buy-Here/Pay-Here used car dealers, James Thompson and James Kagiliery, to acquire eight entities: (i) Discovery Byrider, Inc., (ii) Overdrive Systems, Inc., (iii) Brightstar Financial Group, Inc., (iv) Drivestar Financial Group, Inc., (v) Drivestar Financial II, Inc., (vi) Overdrive Systems II, Inc., (vii) Ticket 2 Drive, Inc., and (viii) Mytac, Inc.

Manchester intends to acquire these companies from Mr. Thompson, Mr. Kagiliery and other shareholders. The consummation of the acquisition is subject to (i) final due diligence by Manchester, (ii) execution of a definitive purchase agreement, (iii) approval of Manchester’s credit provider, and (iv) exercise or waiver of a right of first refusal held by a third party.

Mr. Thompson and Mr. Kagiliery operate eight dealerships throughout Florida and Georgia and are currently selling over 3,000 vehicles per year. They will continue to manage the dealerships’ day-to-day operations following the acquisition. Both Mr. Thompson and Mr. Kagiliery have been principals in the Buy-Here/Pay-Here industry for more than seven years as heads of Discovery Byrider, Inc. and Brightstar Financial Group, Inc.

Entry into Letter of Intent to Acquire Value System, Inc. and MVP Finance, Inc.

On September 14, 2007, Manchester entered into a Letter of Intent with Southern Indiana area based Buy-Here/Pay-Here used car dealers, Chris Hadley, James Hadley and other shareholders to acquire Value System, Inc. and MVP Finance, Inc. The Hadley family has been active in the automotive industry for over 30 years and Chris Hadley has been in the Buy-Here/Pay-Here business as President and CEO of Value System, Inc. and MVP Finance, Inc. for over 13 years. The consummation of the acquisition is subject to The consummation of the acquisition is subject to (i) final due diligence by Manchester, (ii) execution of a definitive purchase agreement, (iii) approval of Manchester’s credit provider, and (iv) exercise or waiver of a right of first refusal held by a third party.

The companies being acquired operate three dealerships in Florence, Kentucky, Madison, Indiana and Nashville, Tennessee. These companies generate over $20 million annually in sales and have a notes receivable portfolio in excess of $23 million. Chris Hadley and his management team will continue to supervise the dealerships’ day-to-day operations following the acquisition.

Entry into Letter of Intent to Acquire C & S Orlando, Inc., C & S Finance Orlando, Inc.

On September 14, 2007, Manchester entered into a Letter of Intent with Orlando, Florida area based Buy-Here/Pay-Here used car dealers, Marc Davis and Mark Allen to acquire C & S Orlando, Inc. and C & S Finance Orlando, Inc. (collectively “C & S Orlando”). Mr. Davis had been in the automotive business for over 40 years. Prior to becoming involved in the Buy-Here/Pay-Here business he had been in the new car business in various capacities, including dealer principal, for over 35 years selling vehicles including Porsche, Audi, Ferrari, Volvo, MG, Jaguar, Chevrolet, Ford Jeep and other models. Marc Davis has been in the Buy-Here/Pay-Here business for over 5 years as owner and operator of C & S Orlando, Inc. and C & S Finance Orlando, Inc. The consummation of the acquisition is subject to (i) final due diligence by Manchester, (ii) execution of a definitive purchase agreement, (iii) approval of Manchester’s credit provider, and (iv) exercise or waiver of a right of first refusal held by a third party.

C & S Orlando, which operates two lots in Orlando, Florida, generates over $11 million annually in sales and has a notes receivable portfolio of in excess of $12 million. Marc Davis will continue to direct the dealerships’ day-to- day operations following the acquisition.

Press Releases

Manchester issued a press release on September 17, 2007, filed as Exhibit 99.1 hereto, announcing Manchester’s entry into a Letter of Intent to acquire Discovery Byrider and Brightstar Financial.

Manchester issued a press release on September 19, 2007, filed as Exhibit 99.2 hereto, announcing Manchester’s entry into a Letter of Intent to acquire Value System, Inc. and MVP Finance, Inc.

Manchester issued a press release on September 20, 2007, filed as Exhibit 99.3 hereto, announcing Manchester’s entry into a Letter of Intent to acquire C & S Orlando, Inc., C & S Finance Orlando, Inc.

Item 9.01:    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits

Exhibit 99.1	Press Release dated September 17, 2007.
Exhibit 99.2	Press Release dated September 19, 2007.
Exhibit 99.3	Press Release dated September 20, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MANCHESTER INC.

Date: September 21, 2007	By:	/s/ Richard Gaines
		Name:	Richard Gaines
		Title:	Executive Vice President of Corporate Development and Corporate Secretary